                               STATE OF DELAWARE                          PAGE 1
                           OFFICE OF THE SECRETARY OF STATE

                         ------------------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "HAMBRECHT & QUIST GROUP, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE SIXTH DAY OF JUNE, A.D. 1996.

    AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT BEEN ASSESSED TO DATE.



[SEAL]                                 /s/ Edward J. Freel
                                       ----------------------------------
                                       EDWARD J. FREEL, SECRETARY OF STATE

                                       AUTHENTICATION:
2631045    8300                                                   7975943
                                                 DATE:

960165245                                                         06-06-96

                               STATE OF DELAWARE                          PAGE 1

                           OFFICE OF THE SECRETARY OF STATE

                         ------------------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "HAMBRECHT & QUIST GROUP, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF JUNE, A.D. 1996, AT 9 O'CLOCK A.M.

    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



[SEAL]                                 /s/ Edward J. Freel
                                       ----------------------------------
                                       EDWARD J. FREEL, SECRETARY OF STATE

                                       AUTHENTICATION:
2631045    8100                                                   7975875
                                                 DATE:

960164833                                                         06-06-96

                             CERTIFICATE OF INCORPORATION
                                          OF
                            HAMBRECHT & QUIST GROUP, INC.


     ONE.            The name of this corporation is Hambrecht & Quist Group,
Inc.

     TWO.            The address of the corporation's registered office in the
State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THREE.          The purpose of the corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOUR.           (a)   CLASSES OF STOCK AUTHORIZED.  The corporation is
authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock that the corporation is authorized to issue is 100,000,000, with a par value of $0.01 per share. The total number of shares of Preferred Stock that the corporation is authorized to issue is 5,000,000 with a par value of $0.01 per share. The shares of Common Stock may be issued from time to time for such consideration as the board of directors may determine.

                     (b)   DESIGNATION OF FUTURE SERIES OF PREFERRED STOCK.
The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide in a resolution or resolutions for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Stock of the Company entitled to a vote, unless a vote of any other holders is required pursuant to a Certificate of Designation establishing a series of Preferred Stock.

                     (c) VOTING RIGHTS OF COMMON STOCK. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of Common Stock are entitled to vote.

     FIVE.           The name and mailing address of the incorporator are as
follows:

                           Francis S. Currie
                           c/o Wilson Sonsini Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, CA 94304-1050

     SIX.            In furtherance and not in limitation of the powers
conferred by statute, the board of directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

     SEVEN.          Elections of directors need not be by written ballot
unless the Bylaws of the corporation shall so provide.

     EIGHT.          (a)   LIMITATION OF DIRECTOR'S LIABILITY.  To the fullest
extent permitted by the General Corporation Law of Delaware as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                     (b) INDEMNIFICATION OF CORPORATE AGENTS. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

                     (c) REPEAL OR MODIFICATION. Neither any amendment or repeal of this Article Eight, nor the adoption of any provision of this corporation's Certificate of Incorporation inconsistent with this Article Eight, shall eliminate or reduce the effect of this Article Eight, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Eight, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


     THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, does make this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 3rd day of June, 1996.


                                       /s/ Francis S. Currie
                                       --------------------------------------
                                       Francis S. Currie, Incorporator



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